-------------------------------------------------------------------------------

                                    CLASS B

     NUMBER                                                         SHARES


                    PRUDENTIAL PACIFIC GROWTH FUND, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

ACCOUNT No.     ALPHA CODE                            CUSIP 743941-20-5
                                            SEE REVERSE FOR CERTAIN DEFINITIONS


THIS IS TO CERTIFY that





is the owner of

       FULLY-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH
                             OF THE COMMON STOCK OF


-------------------- PRUDENTIAL PACIFIC GROWTH FUND, INC. ---------------------

hereafter called the "Corporation", transferable on the books of the Corporation by the owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Charter and By-Laws of the Corporation and all amendments thereof, copies of which are on file at the office of the Corporation, to all of which the holder, by acceptance hereof assents.

     This Certificate is not valid unless countersigned by the Transfer Agent.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name by its proper officers and to be sealed with its Corporate Seal.

[SEAL]

Dated:


                            /s/ S. Jane Rose           /s/ Laurence C. McQuade
                                Secretary                            President


COUNTERSIGNED:

     PRUDENTIAL MUTUAL FUND SERVICES, INC.
                 (NEW JERSEY)
                               TRANSFER AGENT,
BY
                           AUTHORIZED OFFICER

-------------------------------------------------------------------------------